Exhibit 10.92

BILL OF SALE, ASSIGNMENT AND ASSUMPTION

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION (this “Assignment”), dated as of September 3rd, 2021, is made by and between MPower Trading Systems LLC, a Pennsylvania limited liability company (“Seller”), and Investview MTS, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (defined below), the terms of which are made a part hereof and are incorporated herein.

WHEREAS, Buyer and Seller are parties to that certain Securities Purchase Agreement, dated as of March 22, 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain assets and has agreed to assume certain liabilities, as more fully set forth therein, in exchange for the consideration described in the Purchase Agreement; and

WHEREAS, Buyer and Seller are entering into this Bill of Sale, Assignment and Assumption to evidence such sale and assumption.

NOW, THEREFORE, in consideration of the transactions described in the Purchase Agreement, and other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the parties agree as follows:

1.	Sale of Assets. Upon the terms and conditions set forth in the Purchase Agreement, Seller hereby sells, transfers, conveys and assigns to Buyer all of Seller’s right, title and interest in and to the assets set forth on Annex 1 hereto (the “Assets”), free and clear of any liens, charges, pledges, security interests or other encumbrances. Buyer hereby accepts such assignment.

2.	Assumption of Liabilities. Buyer hereby assumes and agrees to pay, perform and discharge when due all liabilities and obligations with respect to or otherwise related to the Assets, but excluding all liabilities that are not ordinary course operating liabilities of the business of the Purchaser conveyed pursuant hereto (the “Liabilities”).

3.	Terms of the Purchase Agreement. Notwithstanding any other provision of this Assignment to the contrary, nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, or any of the respective obligations of Buyer and Seller set forth in the Purchase Agreement, nor shall this Assignment expand or enlarge any remedies under the Purchase Agreement. To the extent that any provision of this Assignment conflicts or is inconsistent with the terms of the Purchase Agreement, the Purchase Agreement shall govern.

4.	Counterparts. This Assignment may be executed in any number of counterparts and delivered via facsimile, e-mail or other means of electronic transmission, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Assignment effective as of the date first above written.

SELLER:

MPOWER TRADING SYSTEMS LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Lead Manager

BUYER:

INVESTVIEW MTS, LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operating Officer

[Signature Page to Bill of Sale, Assignment and Assumption]

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Schedule I

Assets

As consideration for the purchase and sale of the Securities, Seller hereby agrees to assign to Buyer all of Seller’s assets at the Closing, including, but not limited to:

i.	an undivided, jointly owned interest in and to all Core Jointly Owned IP (as defined on Annex I hereto) such that, following such assignment, the Parties shall jointly own undivided interests in all Core Jointly Owned IP, and further assigns to Buyer an undivided, jointly owned interest in and to all Jointly Owned Licenses, in each case subject to the terms and conditions set forth in Section 2 of the Purchase Agreement; provided that, for the avoidance of doubt and subject to Section 2 of the Purchase Agreement, each Party shall retain a complete copy of the source code included in the Jointly Owned IP;

ii.	that certain Office Lease, dated as of August 6, 2010, by and between Seller and 521 Haverford Associates, L.P., as amended, including certain fixtures, furniture and equipment;

iii.	that certain Agreement, dated as of August 26, 2009, by and between Seller and Cross Connect Solutions, LLC (including the Account Inventory schedule with respect thereto); and

iv.	all other assets of Seller of every nature, tangible and intangible, including all intellectual property and all contracts, permits and other rights.

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Annex I

Jointly Owned IP

“Core Jointly Owned IP” means all software, including source code and object code of the operational commercial ready front-end and middle-office proprietary Prodigio SMART (Signal Management Automated Real-time Robotic Trading system) Trading Platform software, including all patents, know-how and other intellectual property necessary, useful and/or used in such software.

“Jointly Owned Licenses” means, to the extent assignable, all licenses under which Seller has rights to use third-party software or intellectual property in the use of the Core Jointly Owned IP.

“Subsidiary Modifications” means any and all updates, upgrades, modifications, alterations, changes and improvements to the Jointly Owned IP made by Buyer whether now in existence or made in the future.

“Jointly Owned IP” means, collectively, the Core Jointly Owned IP, Jointly Owned Licenses and the Subsidiary Modifications.

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